EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with this Quarterly Report of Uranium International Corp. (the "Company") on Form 10-Q for the quarter ending November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marek J. Kreczmer, President/Chief Executive Officer, and William D. Thomas, Chief Financial Officer, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: January 14, 2009

                                          /s/ MAREK J. KRECZMER
                                          _____________________________________
                                              Marek J. Kreczmer
                                              President/Chief Executive Officer



Date: January 14, 2009

                                          /s/ WILLIAM D. THOMAS
                                          ______________________________________
                                              William D. Thomas
                                              Chief Financial Officer